UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

In Item 5 of Part II of the Company’s Form 10-Q for the period ending June 30, 2005, the Company reported that it had agreed to the request of the staff of the Securities and Exchange Commission (“SEC”) to file the audited financial statements of the Company’s former FUJIFILM joint venture for the period ending March 31, 2005 as an amendment to the Company’s 2004 Form 10-K. The Company had sold its FUJIFILM joint venture in connection with the sale of the majority of its microelectronic materials business in 2004. In Item 5 of Part II of the Company’s Form 10-Q for the period ending September 30, 2005, the Company reported that due to circumstances beyond its control, these financial statements were delayed and were not expected to be filed until November 2005. Again due to circumstances beyond the Company’s control, these financial statements are now expected to be filed with the SEC in December 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2005

ARCH CHEMICALS, INC.

	By:	/s/ Steven Giuliano
Name: Steven Giuliano
Title: Controller